EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Second Amended and Restated Credit Agreement dated as of September __, 2002 (as amended or modified from time to time, the "Credit Agreement") among Paxar Corporation, a New York corporation ("Paxar"), the other Borrowers (as defined in the Credit Agreement) party thereto, the Lenders (as defined in the Credit Agreement) and Fleet National Bank, as administrative agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on
Schedule 1 hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or any other instrument or document provided pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 or delivered pursuant to Section 5.01(o) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vi) attaches any U.S. Internal Revenue Service forms required under
Section 2.15 of the Credit Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights, except under Section 2.11, 2.15 and 9.04 of the Credit Agreement, and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.


     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

Percentage interest assigned:
         %
---------

Assignee's Commitment:

----------

Aggregate outstanding principal amount of Revolving
Credit Advances assigned:      __________

Aggregate outstanding principal amount of Term Advances assigned:

Principal amount of Revolving Credit Note payable to Assignee:

----------

Principal amount of Term Note payable to Assignee:

Principal amount of Revolving Credit Note payable to Assignor:

----------

Principal amount of Term Note payable to Assignor:

Effective Date*:  _______________, 200_


                                 [NAME OF ASSIGNOR], as Assignor


                                 By
                                    -----------------------------------------
                                     Title:


                                 Dated:  _______________, 200_


                                 [NAME OF ASSIGNEE], as Assignee


                                 By
                                    -----------------------------------------
                                     Title:


                                 Dated:  _______________, 200_


                                 Domestic Lending Office:
                                        [Address]


                                 Eurocurrency Lending Office:
                                        [Address]
----------------------------

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

Accepted [and Approved]* this

__________ day of _______________, 200_


FLEET NATIONAL BANK, as Administrative Agent

By
     -----------------------------------------------
     Title:

[Approved this __________ day
of _______________, 200_]**

PAXAR CORPORATION

By
     -----------------------------------------------
     Title:




----------------------------

*    Required if the Assignee is an Eligible Assignee solely by reason of clause
     (viii) of the definition of "Eligible Assignee".

**   Required if the Assignee is an Eligible Assignee solely by reason of clause
     (viii) of the definition of "Eligible Assignee".